Exhibit 10.7

Execution Version

Subordination and Intercreditor Agreement

This Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified in accordance with the terms hereof, this “Subordination and Intercreditor Agreement”) dated as of July 20, 2016, is by and between Fifth Third Bank, an Ohio banking corporation, as administrative agent for the Senior Lenders (as defined below) (in such capacity, “Senior Agent”) and Alcentra Capital Corporation, a Maryland corporation, as administrative agent for the Subordinated Lenders (in such capacity, “Subordinate Agent”).

Recitals:

Whereas, Senior Agent, acting on behalf of certain financial institutions and letter of credit issuers (collectively, the “Senior Lenders”), and such Senior Lenders are, contemporaneously herewith, entering into financing arrangements with the Borrower (as defined below) and certain other Obligors (as defined below) party thereto, pursuant to which Senior Lenders may, upon certain terms and conditions, make certain revolving credit loans and a term loan and provide other financial accommodations to Borrower secured by a first priority security interest in the Collateral (as defined below);

Whereas, pursuant to the Subordinated Credit Agreement (as defined below), Subordinate Agent, acting on behalf of itself and the Subordinated Lenders (as defined below), and such Subordinated Lenders are, contemporaneously herewith entering into an unsecured financing arrangement with Borrower pursuant to the terms of the Subordinated Credit Agreement; and

Whereas, Senior Creditors and Subordinated Creditors desire that Senior Agent and Subordinate Agent enter into this Subordination and Intercreditor Agreement to (a) provide for the subordination of the Subordinated Indebtedness (as hereinafter defined) to the Senior Facility Debt (as hereinafter defined) and certain terms related thereto and (b) acknowledge that the Subordinated Indebtedness is unsecured and that the Senior Creditors have first lien priority security interests in the assets and properties of the Obligors (as defined below).

Now, Therefore, in consideration of the mutual benefits accruing to Senior Creditors and Subordinated Creditors hereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.          Definitions

As used above and in this Subordination and Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means any Person directly or indirectly controlling (including all stockholders, members, directors, partners, managers, and officers of such Person) or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, managers, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors, managers or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Unless expressly stated otherwise herein, no Senior Lender or Subordinated Lender shall be deemed an Affiliate of any Obligor.

“Agreements” shall mean, collectively, the Senior Facility Loan Documents and the Subordinated Loan Documents.

“AHYDO Catch-Up Payment” shall mean the payment the Borrower is required to make pursuant to Section 2.4(d) of the Subordinated Credit Agreement.

“Borrower” shall mean Limbach Facility Services LLC, a Delaware limited liability company.

“Borrowing Base Availability” shall have the meaning assigned to such term in the Senior Facility Loan Agreement as in effect as of the date hereof.

“Collateral” shall mean all assets and properties of any kind whatsoever (including proceeds thereof), real or personal, tangible or intangible and wherever located, of each Obligor, and shall include, without limitation, all ownership interests of Borrower.

“Default Notice” shall mean and include a Payment Default Notice and/or a Non-Payment Default Notice.

“Distribution” shall mean any payment in cash, property or securities by or on behalf of an Obligor, but shall exclude payments in kind.

“Guarantor” shall mean, if and when applicable, any guarantor of the Senior Facility Debt or the Subordinated Indebtedness from time to time, together with each of their successors and assigns, including any receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such successor or assign.

“Insolvency Proceeding” shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, or (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any material portion of its assets, or (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person, or (d) any assignment for the benefit of creditors or any marshaling of assets of such Person.

“Junior Default Notice” shall mean a written notice to Senior Agent pursuant to which Senior Agent is notified of the existence of a Junior Event of Default, which notice incorporates a reasonably detailed description of such Junior Event of Default and indicates that it is a “Junior Default Notice” for purposes of Section 2.4 of this Agreement.

“Junior Event of Default” shall mean a “Default” or an “Event of Default” under the Subordinated Loan Documents.

“Lenders” shall mean, collectively, Senior Lenders and Subordinated Lenders, and their respective successors and assigns, being sometimes referred to herein individually as a “Lender.”

“Lien” shall mean any security interest, pledge, mortgage, deed of trust, hypothecation, assignment, deposit arrangement, encumbrance (including easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Lien Enforcement Action” shall mean (a) any action by or on behalf of any Lender to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including by setoff or notification of account debtors but excluding all remittance of collections to blocked accounts established by or for the benefit of Senior Creditors) and/or (b) the commencement by or on behalf of any Lender of any legal proceedings against any Obligor to foreclose on the Lien of such Person in any Collateral.

“Maximum Senior Facility Debt” shall mean, as of any date of determination, (a) Fifty-Six Million Three Hundred Fifty Thousand Dollars ($56,350,000), minus (b)(i) the aggregate principal amount of permanent repayments (whether mandatory or voluntary) of the Term Loans under the Senior Facility Loan Agreement constituting Senior Facility Debt after the date hereof and (ii) the aggregate principal amount of repayments and prepayments of the Revolving Loans under the Senior Facility Loan Agreement to the extent accompanied by a corresponding permanent reduction of the Revolving Credit Commitment under the Senior Facility Loan Agreement. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the Maximum Senior Facility Debt shall not apply to accrued and unpaid interest, Hedging Liability, Bank Product Liability, fees and charges payable under the Senior Facility Loan Agreement and any other payment obligations of any Obligor arising under or in relation to any Senior Facility Loan Document.

“Non-Blockable Items” shall mean (a) payments in the form of Subordinated PIK Payments, (b) Subordinated Debt Costs and Expenses in an aggregate amount not to exceed $25,000 in any twelve-month period (excluding Subordinated Debt Costs and Expenses paid on the Closing Date), and (c) Distributions in the form of Reorganization Securities.

“Non-Payment Default” shall mean an Event of Default (as such term is defined in the Senior Facility Loan Agreement), other than a Payment Default.

“Non-Payment Default Notice” shall have the meaning set forth in Section 2.3(b).

“Obligors” shall mean, collectively, Borrower and, if and when applicable, any Guarantor, and shall include, with respect to any Guarantor, its successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person or on behalf of any such successor or assign (each individually, an “Obligor”).

“Paid In Full” or “Payment In Full” shall mean the Senior Facility Debt has been paid in full and satisfied in cash, all obligations of Senior Creditors to advance funds or arrange for other financial accommodations under the Senior Facility Loan Agreement shall have been irrevocably terminated, and all related letters of credit, bankers’ acceptances, bank products, swaps and other hedging products or similar instruments issued under, or otherwise secured by or collateralized through the Senior Facility Loan Documents shall have been cancelled to the satisfaction of Senior Creditors.

“Payment Default” shall mean an Event of Default (as such term is defined in the Senior Facility Loan Agreement) arising from the failure by any of the Obligors to make any payment of (a) principal, or (b) interest, or (c) fees, charges, costs, expenses or indemnities in excess of $50,000, in respect of Senior Facility Debt (whether at maturity or at a date fixed for prepayment or by declaration, acceleration or otherwise).

“Payment Default Notice” shall have the meaning set forth in Section 2.3(a).

“Permitted Refinancing” shall mean any replacement, refunding or refinancing from time to time of the Senior Facility Debt under the Senior Facility Loan Agreement, provided that the financing documentation entered into by the Obligors in connection with such Permitted Refinancing constitute Permitted Refinancing Documents.

“Permitted Refinancing Documents” means any financing documentation which replaces the Senior Facility Loan Documents or any Permitted Refinancing Document, as the case may be, and pursuant to which the outstanding Senior Facility Debt under the Senior Facility Loan Documents or such Permitted Refinancing Documents, as the case may be, is refinanced, as such financing documentation may be amended, supplemented, restated, refinanced or otherwise modified from time to time in compliance with this Subordination and Intercreditor Agreement, but specifically excluding any such financing documentation to the extent that it contains any provision violating Section 5.7 hereof.

“Permitted Subordinated Debt Payments” means, collectively, (i) regularly scheduled payments of non-default interest on the Subordinated Indebtedness when and as due under the Subordinated Loan Documents as in effect on the date hereof (or as may be amended in accordance with the terms hereof), (ii) mandatory prepayments of principal when due under the Subordinated Credit Agreement but only to the extent Senior Agent on behalf of itself and the Senior Creditors has waived in writing such mandatory prepayment or has agreed in writing not to apply such amounts as a prepayment and permanent reduction of the Senior Facility Debt, (iii) voluntary prepayments of the Subordinated Indebtedness solely to the extent permitted by Section 6.22 of the Senior Facility Loan Agreement, (iv) payments of Subordinated Debt Costs and Expenses described in clause (b) of the definition of “Non-Blockable Items” plus other Subordinated Debt Costs and Expenses in the aggregate not to exceed $100,000 for any twelve-month period (excluding Subordinated Debt Costs and Expenses paid on the Closing Date), (v) closing fees (the amount of which shall have been previously disclosed to Senior Lenders in writing on or before the date hereof and set forth in any funds flow memorandum) paid or payable on the Closing Date, (vi) an annual valuation fee of $20,000, (vii) any payment to which the Senior Agent or Senior Lenders have consented in writing, (viii) so long as (A) no Default or Event of Default (each as defined in the Senior Facility Loan Agreement) shall have occurred and be continuing under the Senior Facility Loan Documents, (B) the Borrower shall be in pro forma compliance with the covenants contained in Section 6.20 of the Senior Facility Loan Agreement, and (C) the Borrower shall have (x) Unused Revolving Credit Commitments plus unrestricted cash and Cash Equivalents (as defined in the Senior Facility Loan Agreement) and (y) Borrowing Base Availability plus unrestricted cash and Cash Equivalents, in each case, of at least $7,500,000, AHYDO Catch-Up Payments, (ix) the repayment in full of the Subordinated Indebtedness on the maturity date specified in the Subordinated Loan Documents as of the date hereof (as may be amended in accordance with the terms hereof), and (x) payments or Distributions constituting Non-Blockable Items.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Release Event” shall mean (a) prior to the occurrence of an Insolvency Proceeding by or against any Obligor, the occurrence and continuance of an Event of Default (as such term is defined in Senior Facility Loan Agreement) or (b) after the occurrence of an Insolvency Proceeding by or against any Obligor, the occurrence of any of the following: (i) the entry of an order of a Bankruptcy Court pursuant to Section 363 of the U.S. Bankruptcy Code authorizing the sale of any portion of any Obligor’s assets or (ii) the taking of any Lien Enforcement Action with respect to Collateral by Senior Creditors or the entry of an order of a Bankruptcy Court pursuant to Section 362 of the U.S. Bankruptcy Code vacating the automatic stay and authorizing Senior Creditors to take any Lien Enforcement Action with respect to Collateral, or (c) the sale of any assets of an Obligor that is permitted under the Senior Facility Loan Documents and the Subordinated Loan Documents.

“Reorganization Securities” shall mean any debt or equity securities of any Obligor or any other Person issued in connection with any Insolvency Proceeding, provided that (a) in the case of equity securities, if such equity securities provide for mandatory redemption or mandatory dividend payments, the payment thereof shall be subordinated in right of payment, at least to the same extent provided in this Subordination and Intercreditor Agreement with respect to the Subordinated Obligations, to the Payment in Full of all Senior Facility Debt and to the payment in full of all debt or equity securities having such features issued in exchange for the Senior Facility Debt to the holders of Senior Facility Debt, and (b) in the case of debt securities, any payment in respect of such debt securities and any liens securing such debt securities shall be subordinated at least to the same extent provided in this Subordination and Intercreditor Agreement with respect to the Subordinated Obligations, to the Payment in Full of all Senior Facility Debt and to the payment in full of all debt securities issued in exchange for the Senior Facility Debt to the holders of Senior Facility Debt.

“Senior Creditors” shall mean, individually and collectively, Senior Agent and Senior Lenders.

“Senior Event of Default” shall mean an Event of Default (as such term is defined in the Senior Facility Loan Agreement).

“Senior Facility Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to Senior Creditors (or any lender party to Permitted Refinancing Documents) and, with respect to Hedging Liability and Bank Product Liability (each as defined in the Senior Facility Loan Agreement), their Affiliates (as defined in the Senior Facility Loan Agreement), evidenced by or arising under the Senior Facility Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, contingent reimbursement obligations under any outstanding letters of credit, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Facility Loan Agreement not prohibited under Section 5.7 hereof (and including all of the “Secured Obligations,” as defined in the Senior Facility Loan Agreement, and the payment of interest which would accrue and become due but for the commencement of any Insolvency Proceeding (as hereinafter defined) whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding). The aggregate principal amount of all advances made under the Senior Facility Loan Documents, plus the undrawn face amount of letters of credit outstanding thereunder (but excluding, in any event, principal consisting of fees and expense reimbursements due and payable under and added to principal in accordance with the Senior Facility Loan Documents, and interest, including default interest, added to principal) shall not exceed the Maximum Senior Facility Debt at any time. For avoidance of doubt, Senior Creditors and Subordinated Creditors acknowledge that in the event the amounts referenced in the immediately preceding sentence at any time exceed the Maximum Senior Facility Debt, (i) the existence of such excess shall not impair or otherwise affect the subordination arrangements provided for herein with respect to that portion of such amounts that fall within the Maximum Senior Facility Debt, but (ii) all such excess, together with all interest charged thereon and all fees charged in respect thereof, shall not constitute Senior Facility Debt hereunder and shall be subordinated to the Subordinated Indebtedness on the same terms as applicable to the Subordinated Indebtedness hereunder.

“Senior Facility Loan Agreement” shall mean the Credit Agreement, dated as of the date hereof, among Senior Agent, Senior Lenders, Borrower and the other Obligors party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or restated to the extent not prohibited by Section 5.7 hereof, including any replacement senior loan agreement constituting a Permitted Refinancing Document.

“Senior Facility Loan Documents” shall mean (a) the Senior Facility Loan Agreement, each of the “Loan Documents” (as defined therein), and any and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of Senior Creditors or any affiliates of Senior Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated to the extent not prohibited by Section 5.7 hereof, and (b) after the consummation of any Permitted Refinancing, the Permitted Refinancing Documents.

“Senior Lenders” shall have the meaning specified in the Recitals to this Subordination and Intercreditor Agreement; provided that, any Affiliate of such Senior Lender with whom any Obligor has entered into an agreement creating Hedging Liability or Bank Product Liability shall also be Senior Lender hereunder.

“Subordinated Credit Agreement” shall mean the subordinate Credit Agreement, dated as of the date hereof, among Subordinate Agent, Subordinated Lenders, Borrower and the other Obligors party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or restated to the extent not prohibited by Section 5.8 hereof.

“Subordinated Creditors” shall mean, individually and collectively, Subordinate Agent and Subordinated Lenders.

“Subordinated Debt Costs and Expenses” means reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket legal fees and expenses) payable by the Obligors to each Subordinated Creditor pursuant to the terms of the Subordinated Loan Documents as in effect on the date of this agreement or as modified in accordance with the terms of this Agreement.

“Subordinated Debt Maturity Date” mean the “Maturity Date” as defined in the Subordinated Credit Agreement as in effect on the date hereof.

“Subordinated Indebtedness” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to Subordinated Creditors evidenced by or arising under the Subordinated Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest (whether paid in cash or in kind), charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Subordinated Loan Documents or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding). The aggregate principal amount of all Subordinated Indebtedness shall not exceed Thirteen Million Dollars ($13,000,000) plus Subordinated PIK Payments.

“Subordinated Lenders” shall mean, individually or collectively, the “Lenders” as defined in the Subordinated Credit Agreement.

“Subordinated Loan” shall mean the unsecured term loan from Subordinated Lenders to Borrower under the Subordinated Credit Agreement.

“Subordinated Loan Documents” shall mean the Subordinated Credit Agreement, the Subordinated Loan Notes, and all agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of Subordinated Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed or restated.

“Subordinated Loan Notes” shall mean any and all senior subordinated notes issued from time to time to Subordinated Lenders to evidence repayment of the Subordinated Indebtedness.

“Subordinated PIK Payments” shall mean interest or other amounts paid in-kind or on an accretion basis (and not paid in cash) under the Subordinated Loan Documents as in effect on the date hereof, or as otherwise modified from time to time in accordance with the terms of this Agreement.

“Top Co” means Limbach Holdings, Inc., a Delaware corporation, which entity was named 1347 Capital Corp. prior to the consummation of the Required Merger (as defined in the Senior Facility Loan Agreement) or any of its Affiliates.

“Triggering Event” means the occurrence of any one of the following events: (a) the acceleration of all or any portion of the Senior Facility Debt, (b) the exercise of remedies by Senior Agent or Senior Creditors against the Obligors or the Collateral, (c) the commencement of an Insolvency Proceeding with respect to any Obligor, and (d) any failure by the Borrower to pay principal or interest in respect of the Subordinated Indebtedness which continues for a period of not less than 90 days.

“Unused Revolving Credit Commitments” shall have the meaning assigned to such term in the Senior Facility Loan Agreement as in effect as of the date hereof.

“U.S. Bankruptcy Code” means Title 11 of the United States Code.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified to the extent not a violation of Section 5.7 or Section 5.8 hereof, as the case may be, (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Subordination and Intercreditor Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections not otherwise identified herein as referring to another agreement shall be construed to refer to Sections of this Subordination and Intercreditor Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and any successor of such law or regulation and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All terms that are used in this Subordination and Intercreditor Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Subordination and Intercreditor Agreement shall otherwise specifically provide. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States of America.

Section 2.          Debt Priorities

Obligors and Subordinate Agent hereby covenant that until the Senior Facility Debt shall have been Paid In Full, each will comply with each of the following provisions as are applicable to it:

Section 2.1.          Transfers. Subordinate Agent covenants that any transferee of any Subordinated Indebtedness shall, prior to acquiring such interest, duly execute and deliver a counterpart of this Subordination and Intercreditor Agreement to each other party hereto.

Section 2.2.          Subordination to Senior Facility Debt. To induce Senior Creditors to enter into the Senior Facility Loan Agreement and to make loans and advances thereunder, notwithstanding any other provision of the Subordinated Loan Documents to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right and time of payment as set forth herein to all amounts due and owing upon all Senior Facility Debt outstanding from time to time. Until the Senior Facility Debt is Paid In Full, unless an Insolvency Proceeding has commenced (as to which Sections 2.5, 2.7, 5.5 and 5.6 hereof shall apply), Obligors will not make and Subordinate Agent shall not accept or retain any Distribution in respect of the Subordinated Indebtedness other than, subject to Section 2.3 herein, Permitted Subordinated Debt Payments.

Section 2.3.          Payments. (a) From and after receipt by Subordinate Agent of written notice from Senior Agent of the occurrence of a Payment Default (such written notice, a “Payment Default Notice”), Obligors shall not make any Distribution on the Subordinated Indebtedness and Subordinate Agent shall not be entitled to receive or retain any Distribution in respect of the Subordinated Indebtedness received subsequent to such receipt of the Payment Default Notice (other than, in either case, Non-Blockable Items) until the earlier to occur of (i) the date on which all Payment Defaults described in such Payment Default Notice shall have been waived in writing by Senior Agent or (ii) the Senior Facility Debt is Paid In Full.

(b)         From and after receipt by Subordinate Agent of written notice from Senior Agent of the occurrence of a Non-Payment Default (such written notice, a “Non-Payment Default Notice”), Obligors shall not make any Distribution on the Subordinated Indebtedness and Subordinate Agent shall not be entitled to receive or retain any Distribution in respect of the Subordinated Indebtedness received subsequent to such receipt of the Non-Payment Default Notice (other than, in either case, Non-Blockable Items) until the earlier to occur of (i) the date on which all Non-Payment Defaults described in such Non-Payment Default Notice shall have been waived in writing by Senior Agent, (ii) the Senior Facility Debt is Paid In Full or (iii) subject to Section 2.6, the expiration of a period of one hundred eighty (180) days from Subordinate Agent’s receipt of such Non-Payment Default Notice. Notwithstanding any provision of this Section 2.3 to the contrary: (i) the Obligors shall not be prohibited from making, and the Subordinate Agent shall not be prohibited from receiving, payments as a result of clause (b) of this Section 2.3 for more than an aggregate of one hundred eighty (180) days within any period of three hundred sixty (360) consecutive days; (ii) no Non-Payment Default existing on the date any Non-Payment Default Notice is given shall, unless the same shall have ceased to exist for a period of at least thirty (30) consecutive days, be used as a basis for any subsequent Non-Payment Default Notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Non-Payment Defaults); and (iii) no more than five (5) Non-Payment Default Notices may be sent in the aggregate.

(c)         After the expiration of the applicable period described in Section 2.3(a) or 2.3(b), as the case may be, or the waiver in writing of such Payment Default or Non-Payment Default referenced in such Non-Payment Default Notice or Payment Default Notice, as applicable, and so long as another Non-Payment Default Notice or Payment Default Notice has not been duly given hereunder and is then in effect, Obligors may make and Subordinate Agent may accept and retain (i) Permitted Subordinated Debt Payments, and (ii) any Permitted Subordinated Debt Payments missed due to the application of paragraph Section 2.3(a) or 2.3(b). For the avoidance of doubt, Non-Blockable Items may be paid and retained at any time.

Section 2.4.          Suspension of Remedies. (a)          During any period described in Section 2.3 hereof in which a Distribution is not permitted to be made on Subordinated Indebtedness, Subordinated Creditors shall not be entitled to (i) accelerate the maturity of any of the Subordinated Indebtedness, exercise any unsecured creditor remedies or other suit, action or proceeding, recover any amounts due or to become due with respect to Subordinated Indebtedness, or exercise any self-help remedies available at law, or (ii) join in, solicit any other Person to join in, or petition to cause the commencement of, any case involving any Obligor under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of such Obligor; provided, however, the foregoing limitations with respect to such unsecured creditor remedies shall not be applicable following the earliest to occur of any of the following: (A) the occurrence of an Insolvency Proceeding (as to which Sections 2.5, 2.7, 5.5 and 5.6 hereof shall apply), (B) the maturity or acceleration of all Senior Facility Debt, (C) the expiration of a period of one hundred eighty (180) days following the date of Senior Agent’s receipt of a Junior Default Notice if the Junior Event of Default described therein shall not have been cured or waived within such period, or (D) the Subordinated Debt Maturity Date; and provided, further, that the commencement and/or exercise of such unsecured creditor remedies by Subordinated Creditors shall at all times be subject to Section 3 hereof.

(b)          Notwithstanding anything to the contrary set forth in this Subordination and Intercreditor Agreement, nothing herein shall prevent Subordinated Creditors from (i) filing any proof of claim with respect to the Subordinated Indebtedness in any Insolvency Proceeding, (ii) taking legal action against any Obligor for specific performance or injunctive relief to compel an Obligor to comply with (or not violate or breach) an obligation under the Subordinated Loan Documents, provided that any such action does not require the making of any payments on the Subordinated Indebtedness or otherwise directly affect the Collateral or Senior Creditors’ rights to pursue Lien Enforcement Actions or other remedies, (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading objecting to or otherwise seeking the disallowance of the claims for any Subordinated Indebtedness, so long as such filing is in accordance with, and in a manner that is consistent with, the terms of this Agreement, (iv) any non-judicial procedural actions that may be required or desired as a precondition to acceleration or relating to preservation of rights (such as giving a notice of default or reservation of rights (including reservation of acceleration rights subject to the terms of this Subordination and Intercreditor Agreement)), or (v) upon the occurrence and during the continuance of a Junior Event of Default, the delivery to Obligors of a notice of acceleration, provided such acceleration is not effective until the earliest of the dates specified in Section 2.4(a).

Section 2.5.          Prior Payment of Senior Facility Debt in Bankruptcy, Etc. In the event of an Insolvency Proceeding relative to any Obligor, the Senior Facility Debt shall be Paid In Full before any Distribution (other than a Distribution of Reorganization Securities) shall be made on account of any Subordinated Indebtedness. Any such Distribution (except Reorganization Securities) which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Senior Agent until all amounts owing upon Senior Facility Debt shall have been Paid In Full.

Section 2.6.          [Reserved].

Section 2.7.          Voting Rights; Power of Attorney. Notwithstanding anything to the contrary herein, at any meeting of creditors of any Obligor or with respect to any Insolvency Proceeding, Subordinated Creditors shall retain the right to vote and otherwise act with respect to the Subordinated Indebtedness (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided, however, that Subordinated Creditors shall not vote with respect to any such plan or take any action in any way so as to contest (a) the validity of any Senior Facility Debt or any collateral therefor or guaranties thereof, (b) the relative rights and duties of Senior Creditors established in any instruments or agreements creating or evidencing any of the Senior Facility Debt or (c) the obligations and agreements of Subordinate Agent set forth in this Subordination and Intercreditor Agreement; provided that nothing in this Subordination and Intercreditor Agreement shall be construed to prevent or impair the rights of Subordinate Agent or Subordinated Lenders to enforce this Subordination and Intercreditor Agreement or in general their rights as unsecured creditor, all of which rights are expressly reserved.

Notwithstanding anything to the contrary herein, Subordinate Agent hereby appoints Senior Agent as Subordinate Agent’s true and lawful attorney, with full power of substitution, in the name of Subordinate Agent, without notice to Subordinate Agent or any of its respective representatives, successors or assigns, at any meeting of creditors of any Obligor or any subsidiary of any Obligor or in connection with any Insolvency Proceeding, solely to file an appropriate claim for and on behalf of Subordinate Agent and the Subordinated Lenders, if a proper claim or proof of debt in respect of the Subordinated Indebtedness has not been filed by Subordinate Agent in the form required at such meeting or with respect to any such Insolvency Proceeding, at least ten (10) Business Days prior to the expiration of the final day for filing such claims.

Section 2.8.          Knowledge; Delivery of Default Notice. Subordinate Agent shall not at any time be charged with knowledge of any of the events described in Section 2 hereof or on such account be prohibited from receiving or retaining any payment of monies or from taking any action regarding acceleration or the exercise of remedies, unless and until, when relevant, Subordinate Agent shall have received a Default Notice.

Each Default Notice shall be deemed to be properly given by Senior Creditors to and received by Subordinated Creditors if such Default Notice is delivered in accordance with Section 5.9 hereof.

Section 2.9.          Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by any Subordinated Creditors or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) of such Subordinated Creditor at a time when Subordinated Creditors are not permitted to receive any such Distribution or proceeds thereof, then such Subordinated Creditor shall forthwith deliver, or cause to be delivered, the same to Senior Agent in precisely the form held by such Subordinated Creditor (except for any necessary endorsement, which shall be without recourse to such Subordinated Creditor except as to the actions of such Subordinated Creditor) and until so delivered, the same shall be held in trust by such Subordinated Creditor, or any such Affiliate, as the property of Senior Creditors.

Section 2.10.        Scope of Subordination. (a) The provisions of this Section 2 are solely to define the relative rights of Subordinated Creditors and Senior Creditors. Nothing in this Subordination and Intercreditor Agreement shall impair, as between any Obligor and Subordinated Creditor the unconditional and absolute obligation of Obligors to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Loan Documents in accordance with the terms thereof, subject to the rights of Senior Creditors under this Subordination and Intercreditor Agreement.

(b)         Subject to the Payment in Full of the Senior Facility Debt, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this Subordination and Intercreditor Agreement to the payment of Senior Facility Debt, then and in each such event, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Senior Facility Debt to receive any further payment or distribution in respect of or applicable to the Senior Facility Debt; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Facility Debt of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this Subordination and Intercreditor Agreement shall, and no payment pursuant to the provisions of this Subordination and Intercreditor Agreement to the holders of Senior Facility Debt by the holders of the Subordinated Indebtedness shall, as between any Obligor, its creditors other than the holders of Senior Facility Debt and the holders of Subordinated Indebtedness, be deemed to be a payment by such Obligor to or on account of Senior Facility Debt.

Section 3.          Security Interests; Priorities; Remedies.

Section 3.1.          Liens. (a) Subordinate Agent hereby acknowledges that Senior Creditors have been granted Liens upon all of the Collateral pursuant to the Senior Facility Loan Documents to secure the Senior Facility Debt. Subordinate Agent hereby acknowledges and agrees that (i) the Subordinated Indebtedness is unsecured pursuant to the Subordinated Loan Documents and (ii) the Subordinated Indebtedness shall not become secured by any assets or properties of, or interests in, any of the Obligors or any other Person other than as a result of judgment Liens permitted under this Agreement.

(b)          Notwithstanding the foregoing, any judgment Lien that arises in favor of the Subordinate Agent or any Subordinated Creditor as a result of enforcement of rights available to the Subordinate Agent and/or the Subordinated Creditors in accordance with the terms of the Subordinated Credit Agreement and this Agreement, shall (i) not attach to any assets or property of the Obligors other than the Collateral and (ii) be subordinated to the Liens granted to the Senior Creditors pursuant to the terms of the Senior Facility Loan Documents. So long as the Senior Facility Debt has not been Paid in Full, each Subordinated Creditor holding a judgment Lien agrees not to enforce or take any steps to enforce such judgment Lien and not to take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy in its capacity as a judgment creditor.

Section 3.2.          Priority; Remedies. (a) Subordinate Agent hereby agrees that it is the intention of the parties hereto that Senior Creditors shall have a first priority perfected security interest and Lien on the Collateral to secure the Senior Facility Debt. Subordinated Creditors agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging or contesting the enforceability, validity, attachment, perfection or priority of the Senior Facility Debt or any Liens securing the Senior Facility Debt. As between Senior Creditors and Subordinated Creditors, the terms of this Subordination and Intercreditor Agreement shall govern even if all or a portion of the Senior Facility Debt or the Subordinated Indebtedness, as the case may be, or the Liens securing payment of the Senior Facility Debt, are voided, disallowed, or otherwise invalidated or reduced in priority.

(b)             The priority of the Liens granted to secure the Senior Facility Debt shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal or restatement of the Senior Facility Debt in compliance with the terms of this Subordination and Intercreditor Agreement nor by any action or inaction which Senior Creditors may take or fail to take in respect of the Collateral.

Section 3.3.          No Contest. The foregoing provisions of this Subordination and Intercreditor Agreement shall not impose on the Senior Lenders any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. Subject to the terms of this Subordination and Intercreditor Agreement, Subordinate Agent (on behalf of itself and the Subordinated Creditors) agrees that it will not contest (and will not support any other Person in contesting) the validity, perfection, priority or enforceability of the Liens of Senior Creditors in the Collateral. As between Senior Creditors and Subordinated Creditors (and each of the Obligors), the terms of this Subordination and Intercreditor Agreement shall govern even if all or a portion of the Senior Facility Debt or the Subordinated Indebtedness, as the case may be, or the Liens securing payment thereof, are voided, disallowed, or otherwise invalidated or reduced in priority.

Section 3.4.          Exclusive Right of Action with respect to the Collateral. (a) Subject to the terms and conditions set forth in this Subordination and Intercreditor Agreement, Senior Creditors shall have the exclusive right to manage, perform and enforce their rights and remedies under the Senior Facility Loan Documents with respect to the Collateral and exercise and enforce all privileges and rights with respect thereto according to their discretion and the exercise of their business judgment and in a commercially reasonable manner, including the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral.

(b)          Notwithstanding anything to the contrary contained in any of the Agreements, prior to the time when Senior Creditors shall have received Payment In Full of all Senior Facility Debt, during the continuance of a Release Event, only Senior Creditors shall have the right to restrict or permit, or approve or disapprove, the sale, transfer, assignment, or other disposition of any or all of the Collateral.

(c)          Nothing contained herein shall be construed in any way to limit or impair the right of any Lender to bid for (provided that such bid may not include a credit bid in respect of any Subordinated Indebtedness unless in connection with such bid the Senior Facility Debt is Paid in Full) or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Senior Lender.

Section 3.5.          Limitation of Liability. If Senior Creditors should honor a request by any Obligor for a loan, advance or other financial accommodation under the Senior Facility Loan Documents, whether or not Senior Creditors have knowledge that such loan, advance or other financial accommodation will be used for a purpose which would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under the Subordinated Loan Documents, in no event shall Senior Creditors have any liability to Subordinated Creditors as a result of such breach. As between Obligors and Subordinated Creditors, nothing contained in this Section 3.5 shall limit or waive any right that Subordinated Creditors have to enforce any of the provisions of the Subordinated Loan Documents against any Obligor.

Section 3.6.          Delivery of Notices. Senior Agent and Subordinate Agent shall give to the other party, concurrently with the giving thereof to any Obligor, a copy of any written notice by such party of (a) an event of default under its Agreements, (b) demand for payment, or (c) such party’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and the initial legal process served or filed in connection with any such judicial remedy; provided that the failure of either party to give notice as required hereby shall not affect the validity or effectiveness of any such notice as against any Obligor.

Section 4.          Waiver of Marshaling and Priority of Recourse.

Each Lender hereby waives any right to require the other Lender to marshal any security or collateral or otherwise to compel the other Lender to seek recourse against or satisfaction of the indebtedness and obligations owed to it from one source before seeking recourse or satisfaction from another source.

Section 5.          Miscellaneous

Section 5.1.          Representations. (a) Subordinate Agent (on behalf of itself and the Subordinated Lenders) represents and warrants to Senior Agent as of the date hereof, which representations and warranties shall survive the execution and delivery hereof, that:

(i)            the execution, delivery and performance of this Subordination and Intercreditor Agreement by Subordinate Agent are within the powers of Subordinate Agent, have been duly authorized by Subordinate Agent, and, to its knowledge without independent investigation, do not contravene any law or any provision of any of the Subordinated Loan Documents or any agreement to which Subordinated Creditor is a party or by which it is bound;

(ii)           this Subordination and Intercreditor Agreement constitutes the legal, valid and binding obligation of Subordinate Agent, enforceable in accordance with its terms, and shall be binding on it, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and principles of equity;

(iii)          Subordinate Agent is authorized to enter into this Subordination and Intercreditor Agreement; and

(iv)         the stated maturity date of the Subordinated Loan Notes is the Subordinated Debt Maturity Date.

(b)          Senior Agent (on behalf of itself and the Senior Creditors) hereby represents and warrants to Subordinate Agent as of the date hereof, which representations and warranties shall survive the execution and delivery hereof, that:

(i)          the execution, delivery and performance of this Subordination and Intercreditor Agreement by Senior Agent are within the powers of Senior Agent, have been duly authorized by Senior Agent, and, to its knowledge without independent investigation, do not contravene any law or any provision of the Senior Facility Loan Documents or any agreement to which any Senior Creditor is a party or by which it is bound;

(ii)         this Subordination and Intercreditor Agreement constitutes the legal, valid and binding obligation of Senior Agent, enforceable in accordance with its terms, and shall be binding on it, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and principles of equity;

(iii)        Senior Agent is authorized to enter into this Subordination and Intercreditor Agreement; and

(iv)        the stated maturity date of the Senior Facility Debt is July 20, 2021.

Section 5.2.          Provisions of Subordinated Loan Note. From and after the date hereof, Obligors and Subordinate Agent shall have caused each Subordinated Loan Note to contain a provision to the following effect:

This Note is subject to the Subordination and Intercreditor Agreement, dated as of July 20, 2016, among the maker of this Note, Alcentra Capital Corporation, as Subordinate Agent and Fifth Third Bank, as Senior Agent, under which this Note and the maker’s obligations hereunder are subordinated in the manner set forth therein to the prior payment of certain indebtedness and obligations to the holders of Senior Facility Debt as defined in the Subordination and Intercreditor Agreement.

Proof of compliance with the foregoing shall be promptly given to Senior Agent upon request for same.

Section 5.3.          Amendments. Any waiver, permit, consent or approval by either Senior Agent or Subordinate Agent of or under any provision, condition or covenant to this Subordination and Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Subordination and Intercreditor Agreement must be in writing and signed by Senior Agent and Subordinate Agent and acknowledged by the Obligors. Promptly after the execution of any amendment to any of the Agreements, each of Senior Agent and Subordinate Agent agrees to use commercially reasonable efforts to notify the other of such amendment, but the failure to so notify shall not in any way invalidate any term or provision contained in this Subordination and Intercreditor Agreement.

Section 5.4.          Successors and Assigns. (a)  Subject to this Section 5.4, this Subordination and Intercreditor Agreement shall be binding upon each Senior Creditor and Subordinated Creditor and their respective successors and assigns and shall inure to the benefit of each of them and their respective successors, participants and assigns.

(b)          To the extent permitted in their respective Agreements, each of the Lenders reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Facility Debt or the Subordinated Indebtedness, as the case may be; provided that neither Senior Creditors nor Subordinated Creditors shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Senior Facility Debt or the Subordinated Indebtedness, as the case may be, and no participant shall be entitled to any rights or benefits under this Subordination and Intercreditor Agreement except through the Lender with which it is a participant, and any sale of a participation in either the Senior Facility Debt or the Subordinated Indebtedness shall be expressly made subject to the provisions of this Subordination and Intercreditor Agreement (including Section 4); provided, further, that none of the Senior Facility Debt may be assigned, sold or otherwise transferred to Top Co (other than in connection with a retirement of such debt by an Obligor).

(c)          In connection with any participation or other transfer or assignment, a Lender (i) may, subject to its respective Agreement, disclose to such assignee, participant or other transferee or assignee all documents and information which such Lender now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence, and terms and conditions, of this Subordination and Intercreditor Agreement.

(d)          In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Subordinated Indebtedness or the Senior Facility Debt, as the case may be, shall execute and deliver to Senior Agent or Subordinate Agent, as applicable, at the request of any of the parties, a written acknowledgment of receipt of a copy of this Subordination and Intercreditor Agreement and the written agreement by such Person to be bound by the terms of this Subordination and Intercreditor Agreement; provided that no acknowledgement shall be required in connection with the Subordinated Agent’s grant of a security interest in the Subordinated Indebtedness under its credit facility unless and until the agent with respect to such credit facility elects to enforce remedies thereunder.

(e)          Senior Agent and Subordinate Agent hereby agree that any party that refinances the Senior Facility Debt shall execute and agree to be bound by and subject to this Subordination and Intercreditor Agreement and may rely on and enforce this Subordination and Intercreditor Agreement. Subordinate Agent further hereby agrees that it will, at the request of Senior Agent (or any party that refinances the Senior Facility Debt pursuant to a Permitted Refinancing), enter into an agreement, in the form of this Subordination and Intercreditor Agreement, mutatis mutandis, to subordinate the Subordinated Indebtedness, to the same extent as provided herein, to the party refinancing all or a portion of such Senior Facility Debt; provided that the failure of Subordinate Agent to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Subordination and Intercreditor Agreement.

Section 5.5.          Insolvency. (a) This Subordination and Intercreditor Agreement shall be applicable both before and after any Insolvency Proceeding, to include the filing of any petition by or against any Obligor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to an Obligor shall be deemed to apply to the trustee, receiver, etc., for such Obligor and such Obligor as debtor-in-possession. The relative rights of Senior Creditors on the one hand, and Subordinated Creditors, on the other hand, in or to any Distributions, including Distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition.

(b)          Subordinated Creditors shall not propose to provide, or provide, any financing arrangements to any Obligor after such Obligor is subject to an Insolvency Proceeding, if (i) the Liens securing such financing arrangements shall be prior to the Liens of Senior Creditors or any DIP Lender (as hereinafter defined); or (ii) the repayment of such financing arrangements benefits from a “super priority” or other statutory or court-ordered priority over the financing arrangements provided by Senior Creditors (either prior to or during the pendency of the Insolvency Proceeding) or any DIP Lender (as defined below).

Section 5.6.          Bankruptcy Financing; Adequate Protection. (a) If any Obligor shall become subject to any Insolvency Proceeding, to include a case under the U.S. Bankruptcy Code, and if as debtor(s)-in-possession it moves for approval of financing to be provided in good faith by any Senior Creditor or another Person (the “DIP Lender”) under Section 364 of the U.S. Bankruptcy Code or for the use of cash collateral with the consent of the DIP Lender under Section 363 of the U.S. Bankruptcy Code, Subordinated Creditors agree that no objection will be raised by Subordinated Creditors to any such financing so long as (i) the aggregate principal amount of loans and letter of credit accommodations outstanding under such post-petition financing, together with the aggregate principal amount of the pre-petition Senior Facility Debt, shall not exceed the Maximum Senior Facility Debt, and (ii) as between Senior Creditors, on the one hand, and Subordinated Creditors, on the other hand, such financing or use of cash collateral is subject to the terms of this Subordination and Intercreditor Agreement. Subordinate Agent, on behalf of itself and the Subordinated Creditors, agrees that none of them shall contest (or support any other Person contesting) (A) any request by the Senior Agent or the Senior Creditors for adequate protection, or (B) any objection by the Senior Agent or the Senior Creditors to any motion, relief, action or proceeding based on the Senior Agent or the Senior Creditors claiming a lack of adequate protection.

(b)          For purposes of this Section 5.6, notice of a proposed financing or use of cash collateral shall be deemed given when given in accordance with Section 5.9.

Section 5.7.          Amendments to Senior Facility Loan Documents. Nothing contained in this Subordination and Intercreditor Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Senior Creditors from increasing or changing the terms of the loans under the Senior Facility Loan Documents, or to otherwise waive, amend or modify any of the terms and conditions of such Senior Facility Loan Documents, in such manner as Senior Creditors and the Obligors shall mutually determine; provided that no such amendment shall (a) add any express prohibition on the (i) payment of the Subordinated Indebtedness or (ii) amendment of the Subordinated Loan Documents, in each instance in (i) and (ii), which is more restrictive than those contained herein, (b) increase the principal amount or amount of amortization payments, or shorten the maturity of, any indebtedness or other obligations under the Senior Facility Loan Documents (other than in each case in connection with an acceleration of the Senior Facility Debt), (c) increase, by any amount, the interest rate margins with respect to the Senior Facility Debt by an amount exceeding two percent (2.0%) above that in effect under the Senior Facility Loan Documents in effect on the date hereof (excluding, for the avoidance of doubt, the imposition of the default rate provided for in the Senior Facility Loan Documents on the Closing Date), (d) add or make more restrictive any event of default or any covenant contained in the Senior Facility Loan Documents, unless the Subordinated Creditors have the opportunity to make corresponding changes to the Subordinated Loan Documents to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be, so long as, in each case, any applicable cushion is maintained (determined on a percentage basis based on the relevant levels under the Senior Facility Loan Documents and the Subordinated Loan Documents on the date hereof), (e) subordinate in right of payment any of, or Lien securing, the Senior Facility Debt prior to any Insolvency Proceeding, except with respect to permitted Liens under the Senior Facility Loan Documents as in effect on the date hereof or (f) modify the provisions of the Senior Facility Loan Agreement to permit Top Co to purchase, take assignment of, or otherwise acquire any of the Senior Facility Debt (other than by an Obligor in connection with the retirement of such debt). Subordinated Creditors hereby agree that no waivers, amendments, modifications or compromises, or any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by Senior Creditors from time to time in compliance herewith shall in any manner affect or impair the relative lien priorities and subordination established by this Subordination and Intercreditor Agreement.

Section 5.8.          No Amendment of Subordinated Loan Documents. So long as the Senior Facility Loan Agreement remains in effect, none of any Obligor, Subordinate Agent or Subordinate Agent may enter into any amendment to or modification of any of the Subordinated Loan Documents without the prior written consent of Senior Agent to the extent that any such amendment or modification (a) increases the principal amount (beyond the maximum amount specified in the last sentence of the definition of Subordinated Indebtedness) or amount of amortization payments, or shortens the maturity of, any indebtedness or other obligations under the Subordinated Loan Documents during the term of the Senior Facility Loan Documents, (b) increases, by any amount, the rate of interest that is payable in cash on any indebtedness outstanding under the Subordinated Loan Documents during the term of the Senior Facility Loan Documents, (c) increases the rate of interest which accrues but is not paid in cash on any indebtedness outstanding under the Subordinated Loan Documents during the term of the Senior Facility Loan Documents by an amount exceeding two percent (2.0%) above that in effect under the Subordinated Loan Documents on the date hereof (excluding, for the avoidance of doubt, under both clauses (a) and (c) of this Section 5.8, the imposition of the default rate provided for in the Subordinated Loan Documents on the Closing Date), (d) increases the amount of any fees required to be paid in respect of the indebtedness evidenced by the Subordinated Loan Documents above the rates or amounts set forth in the Subordinated Credit Agreement as in effect on the date hereof, (e) modifies (or has the effect of modifying) any mandatory prepayment provision or adds any mandatory prepayment event under the Subordinated Credit Agreement, or (f) adds or makes more restrictive any event of default or any covenant contained in the Subordinated Loan Documents unless a corresponding change is made to the Senior Facility Loan Documents (subject to any applicable cushions).

Section 5.9.          Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; or, if delivered by nationally recognized overnight courier service with instructions to deliver the next Business Day (with such service’s fees paid by sender), immediately upon delivery, addressed to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section 5.9); provided, however, if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless otherwise expressly set forth in such notice:

To Senior Agent:

Fifth Third Bank

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: Loan Syndications/Judy Huls

Telephone No: (513) 534-4224

Facsimile No: (513) 534-0875

To Subordinate Agent:

Alcentra Capital Corporation

200 Park Avenue, 7th Floor

New York, NY 10166

Attention: Branko Krmpotic

Telephone No.: (212) 922-8071

Email: branko.krmpotic@alcentra.com; mmreporting@alcentra.com

Either Senior Agent or Subordinate Agent may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other party in conformity with this Section 5.9, but such change shall not be effective until notice of such change has been received by the other party.

Section 5.10.         Severability. If any provision herein shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Subordination and Intercreditor Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it, and the affected provision shall be modified to the minimum extent permitted by applicable law so as to achieve most fully the intention of this Subordination and Intercreditor Agreement.

Section 5.11.         Counterparts; Faxes. This Subordination and Intercreditor Agreement may be executed in any number of counterparts, each of which shall be deemed an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

Section 5.12.         Governing Law. This Subordination and Intercreditor Agreement and any claims, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based on, arising out of, or relating to this Subordination and Intercreditor Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 5.13.         Consent to Jurisdiction; Waiver of Venue; Waiver of Jury Trial. (a) Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Subordination and Intercreditor Agreement, in each case in any forum other than the courts of the State of the New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)          Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Subordination and Intercreditor Agreement in any court referred to above. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Subordination and Intercreditor Agreement (whether based on contract, tort or any other theory). Each party hereto (I) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (II) acknowledges that it and the other parties hereto have been induced to enter into this Subordination and Intercreditor Agreement by, among other things, the mutual waivers and certifications in this Section.

Section 5.14.         Complete Agreement. This written Subordination and Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

Section 5.15.         No Third Parties Benefited. Except as expressly provided in Section 5.4, this Subordination and Intercreditor Agreement is solely for the benefit of Senior Agent, Senior Creditors, Subordinate Agent and Subordinated Lenders and their respective successors, participants and assigns, and no other Person (including any Borrower, any Obligor or any of their respective creditors) shall have or be entitled to assert rights or benefits hereunder shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination and Intercreditor Agreement.

Section 5.16.         Disclosures; Non-Reliance. Each of Senior Agent (on behalf of itself and the Senior Creditors) and Subordinate Agent (on behalf of itself and the Subordinated Lenders) has the means to, and in the future intends to, remain fully informed as to the financial condition and other affairs of the Obligors and neither party shall have any obligation or duty to disclose any such information to the other party. Except as expressly set forth in this Subordination and Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Subordinated Indebtedness or the Senior Facility Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Obligor’s title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Subordination and Intercreditor Agreement.

Section 5.17.         Term. This Subordination and Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the Senior Facility Debt is Paid In Full.

Section 5.18.         Further Assurances. Senior Agent and Subordinate Agent at any time, and from time to time, after the execution and delivery of this Subordination and Intercreditor Agreement, upon the reasonable request of the other party hereto and at the expense of Borrower, promptly will execute and deliver such further documents and do such further acts and things as such requesting party reasonably may request in order to effect fully the purposes of this Subordination and Intercreditor Agreement. Time for the performance of all obligations hereunder is of the essence.

Section 5.19.         Cumulative Remedies. Each and every right, remedy and power granted hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Facility Loan Documents or in the Subordinated Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised, from time to time, concurrently or independently and as often and in such order as the party exercising such right may deem expedient, all subject to and in accordance with this Subordination and Intercreditor Agreement.

Section 5.20.         Review with Counsel. Each of the parties hereto acknowledges that (a) it has thoroughly read and reviewed the terms and provisions of this Subordination and Intercreditor Agreement, (b) such terms and provisions are clearly understood by such party, and (c) this Subordination and Intercreditor Agreement has been fully and unconditionally consented to by such party with the full benefit and advice of counsel chosen by such party.

Section 5.21.         Purchase Right. (a) Senior Agent, on behalf of itself and the Senior Creditors, agrees that, at any time following the occurrence of a Triggering Event, Subordinate Agent shall have the right and option to purchase the entire (but not less than the entire) aggregate amount of outstanding Senior Facility Debt (including unfunded commitments) at par without regard to any prepayment penalty or premium, plus, to the extent not included in the definition of “Senior Facility Debt,” (i) accrued interest, fees and expenses and (ii) the provision of cash collateral in an amount equal to the undrawn amount of all outstanding letters of credit and similar instruments issued under the Senior Loan Facility Documents and the prepayment of letter of credit or similar fees to accrue through expiration of all such letters of credit and similar instruments, without warranty or representation or recourse other than that each Senior Lender shall represent and warrant (x) the amount shown in its books and records as the amount owing to it with respect to the Senior Facility Debt, (y) that its owns, or has the right to transfer to the participating Subordinated Lenders, the rights being transferred and such transfer will be free and clear of liens, and (z) that it has the right to assign such Senior Facility Debt, and that such assignment has been duly authorized. Each Obligor shall be deemed to consent to any such assignment notwithstanding anything to the contrary contained in the Senior Facility Debt Documents. Each Subordinated Lender that elects to exercise such option shall have the option to purchase up to such Subordinated Lender’s pro rata share of the Senior Facility Debt (such pro rata share being based on the principal amount of Subordinated Indebtedness held by Subordinated Creditors participating in such purchase, with each Subordinated Lender’s right to purchase being automatically proportionately increased by the amount not purchased by another Subordinated Lender).

(b)          On the date specified by the participating Subordinated Creditor in such notice (which shall not be more than three (3) Business Days after the receipt by Senior Agent of such notice), Senior Lenders shall sell to the participating Subordinated Creditor, and the participating Subordinated Creditor shall purchase from Senior Lenders, the entire Senior Facility Debt. Upon consummation of the purchase and sale, notwithstanding anything contained in the Senior Facility Loan Documents to the contrary, Senior Agent shall have the right, but not the obligation, to immediately resign as agent under the Senior Facility Loan Documents, and the participating Subordinated Creditor shall have the right, but not the obligation, to require the Senior Agent to immediately resign as agent under the Senior Facility Loan Documents, and Senior Agent shall cooperate, at the expense of Borrower, with the successor agent in the orderly transition of the agency functions.

[Signature Page Follows]

In Witness Whereof, the parties have caused this Subordination and Intercreditor Agreement to be duly executed as of the day and year first above written.

Fifth Third Bank, as Senior Agent

By:	/s/ David L. Mistic
Name: David L. Mistic
Title: Vice President

Alcentra Capital Corporation, as Subordinate Agent

By: Alcentra NY LLC, as Advisor to Alcentra Capital Corporation

By:	/s/Branko Krmpotic
Name: Branko Krmpotic
Title: Senior Vice President

Signature Page to Subordination and Intercreditor Agreement

For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions of the Subordination and Intercreditor Agreement. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Subordination and Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of this Subordination and Intercreditor Agreement, and (ii) it shall promptly execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of either Senior Agent or Subordinate Agent to effectuate the provisions and purposes of this Subordination and Intercreditor Agreement.

[Signature Page Follows]

Acknowledgment to Subordination and Intercreditor Agreement

Borrower

Limbach Facility Services LLC

By	/s/ John T. Jordan Jr.
Name John T. Jordan Jr.
Title Executive Vice President, Chief Financial Officer and Treasurer

Guarantors

Limbach Holdings LLC

By	/s/ John T. Jordan Jr.
Name John T. Jordan Jr.
Title Executive Vice President, Chief Financial Officer and Treasurer

Limbach Company LLC

By	/s/ John T. Jordan Jr.
Name John T. Jordan Jr.
Title Executive Vice President, Chief Financial Officer and Treasurer

Harper Limbach LLC

By	/s/ John T. Jordan Jr.
Name John T. Jordan Jr.
Title Executive Vice President and Treasurer

Limbach Company LP

By	/s/ John T. Jordan Jr.
Name John T. Jordan Jr.
Title Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Subordination and Intercreditor Agreement

Harper Limbach Construction LLC

By	/s/ John T. Jordan Jr.
Name John T. Jordan Jr.
Title Executive Vice President and Treasurer

Signature Page to Subordination and Intercreditor Agreement